                                                                    EXHIBIT 23.1

                                AUDITOR'S CONSENT


         We have issued our report dated March 18, 1999, except for Note 8 as to which the date is April 1, 1999, accompanying the consolidated financial statements included in the Registration Statement and Prospectus of Star Services Group, Inc. dated December 15, 1999. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of Star Services Group, Inc. on Form S-8 dated February 15, 2000.


/s/ Horton & Company, L.L.C.
Wayne, New Jersey
February 15, 2000